SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              IAT Multimedia, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                  Delaware                                  13-3920210
(State or Other Jurisdiction of Incorporation            (I.R.S. Employer
              or Authorization)                         Identification No.)

                           Geschaftshaus Wasserschloss
                                 Aarestrasse 17
                      CII-5300 Vogelsang-Turgi, Switzerland
                    (Address of principal executive offices)

If this Form relates to the registration    If this Form relates to the
of a class of debt securities and is        registration of a class of debt
effective upon filing pursuant to General   securities and is to become
Instruction A(c)(1) please check the        effective simultaneously with the
following box.  |_|                         effectiveness of a concurrent
                                            registration statement under the
                                            Securities Act of 1933 pursuant to
                                            General Instruction A(c)(2) please
                                            check the following box.  |_|


Securities to be registered pursuant to Section 12(g) of the Act:

        Title of Each Class                  Name of Each Exchange on Which
        to be so Registered                  Each Class is to be Registered
-------------------------------------      ----------------------------------

Common Stock, $.01 par value per share    Nasdaq National Market

Item 1.  Description of Registrant's Securities to be Registered

     The securities to be registered hereunder are Common Stock, $.01 par value per share ("Common Stock"), of IAT Multimedia, Inc., a Delaware corporation (the "Company"). For a description of the Common Stock, see the information set forth under the caption "Description of Capital Stock" contained in the prospectus included in Company's Registration Statement on Form S-1 (File No. 333-18529) filed with the Securities and Exchange Commission on December 23, 1996, as amended by Amendment No. 1 thereto, which is hereby incorporated herein by reference. Any prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the registration statement.

Item 2.  Exhibits.

1. Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-18529) and incorporated herein by referenced).

2. By-laws of the Registrant (filed as Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-18529) and incorporated herein by reference).

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       IAT MULTIMEDIA, INC.



Date: February 4, 1997              By: /s/ Viktor Vogt
                                        --------------------------------
                                          Viktor Vogt
                                          Chief Executive Officer